Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2017
Company TCE rates and Adjusted EBITDA make marked improvement
NEWPORT, RI - August 14, 2017 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2017.
2nd Quarter 2017 Highlights

•	Increase in revenue from $57.0 million to $91.4 million (61%) from Q2 2016 to Q2 2017.

•	Adjusted EBITDA[1] of $7.4 million, excluding a $4.9 million loss on sale and leaseback of the m/v Bulk Beothuk[2], as compared to $4.3 million for the same period of last year.

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Pangaea's TCE rates increased 30% and total shipping days increased 35% due to continued growth in the drybulk market and to an increase in drybulk market rates. The BDI, a measure of drybulk performance, increased to an average of 1,096 for the second quarter of 2017 versus 563 for the same period of 2016.

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At the end of the quarter, Pangaea had $29.4 million in unrestricted cash and cash equivalents after acquiring the m/v Bulk Freedom on June 14, 2017. Cash includes $8.3 million net proceeds from the issuance of common stock in a private placement transaction completed on June 26, 2017.

Results for the three months ended June 30, 2017
For the second quarter of 2017, the Company reported a net loss of $4.7 million, compared to net income of $0.1 million in the second quarter of 2016. The 2017 net loss includes a $4.9 million loss on the sale and leaseback of the vessel m/v Bulk Beothuk. There was no such loss in the comparable period of 2016. Drybulk market demand and market rates improved considerably in the second quarter as compared to the same period of 2016, which is evidenced by the increase in total revenue to $91.4 million for the three months ended June 30, 2017, compared to $57.0 million for the three months ended June 30, 2016. These improvements also helped push total shipping days up 35% to 4,661 in the three months ended June 30, 2017, compared to 3,457 for the same period in 2016. Adjusted EBITDA1 was $7.4 million, compared with $4.3 million for the second quarter of 2016.
Pangaea’s cargo-focused, business model is founded on a mix of short and long term backhaul cargo charters. Pangaea matches these charters with a fleet of owned and chartered-in tonnage. When the Company contracts for future cargo service, the Company may use freight forward agreements to limit exposure to intervening shifts in rates and to secure margins. Use of these FFAs and bunker fuel swaps, which were not designated for hedge accounting, resulted in a net unrealized loss on derivative instruments of $1.5 million in the three months ended June 30, 2017 as compared to a net unrealized gain of $1.4 million in the same period of 2016.
During the quarter, the Company refinanced the m/v Bulk Beothuk through a sale and leaseback transaction. This resulted in a net increase in cash from the sale and repayment of the loan, and also from the release of restricted cash. The Company also issued 3,935,665 shares of common stock in a private placement transaction for aggregate net proceeds of $8.3 million, which together with the sale and leaseback, enabled the Company to acquire the m/v Bulk Freedom.
“Under the backdrop of a stabilizing dry bulk industry, we reported strong second quarter results highlighted by significant increases in revenue, TCE rates, shipping days and Adjusted EBITDA. This is particularly encouraging coming off our ice season, which otherwise tends to be a trough in our cycle. Furthermore, the equity raise in the quarter positions us to advance several strategic initiatives, including acquisition of dry bulk vessels and expansion of our logistics services, among others.

1 Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of (Loss) Income from Operations to Adjusted EBITDA.
2 Accounted for as a capital lease under US Generally Accepted Accounting Principles.

To that end, the sale and bareboat charterback of m/v Bulk Beothuk freed up enough cash for the Company to acquire the m/v Bulk Freedom in a second hand market that is still depressed. Timing our acquisitions to take advantage of the lag between market recovery and valuation recovery is an essential part of our strategy to increase tonnage while limiting leverage and ultimately unlock shareholder value.”

Cash Flows
Cash and cash equivalents were $29.4 million as of June 30, 2017, compared with $22.3 million on December 31, 2016.
For the six months ended June 30, 2017, the Company’s net cash provided by operating activities was $8.4 million, compared to $10.0 million for the six months ended June 30, 2016.
For the six months ended June 30, 2017 and 2016, net cash used in investing activities was $47.7 million and $0.4 million, respectively. Net cash provided by financing activities was $46.5 million for the six months ended June 30, 2017 and net cash used for financing activities was $14.6 million for the six months ended June 30, 2016. These changes reflect the Company’s investment in and purchase of vessels, including the m/v Bulk Destiny and m/v Bulk Beothuk, which were financed under sale and leaseback arrangements; and the m/v Bulk Endurance and the m/v Bulk Freedom, which were financed under commercial loan facilities.
The Company also noted that the private placement of common stock to inside investors, as previously announced in a Current Report on Form 8-K, was completed on August 9, 2017. The Company issued 2,597,778 shares for cash proceeds of $1.5 million and a $4.4 million reduction in dividends payable.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on August 15, 2017 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 68208235.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 68208235.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Voyage revenue	$80,231,015	$53,548,976	$157,919,464	$95,523,295
Charter revenue	11,192,763	3,412,729	17,959,435	5,375,929
	91,423,778	56,961,705	175,878,899	100,899,224
Expenses:
Voyage expense	38,597,148	26,766,724	79,869,067	45,267,606
Charter hire expense	33,174,063	15,041,229	56,375,218	23,544,403
Vessel operating expense	9,074,357	7,904,828	17,665,599	14,793,910
General and administrative	3,141,276	2,935,950	6,656,040	5,972,321
Depreciation and amortization	3,711,712	3,528,596	7,653,507	7,044,052
Loss on sale and leaseback of vessels	4,915,044	—	9,205,042	—
Total expenses	92,613,600	56,177,327	177,424,473	96,622,292

(Loss) income from operations	(1,189,822)	784,378	(1,545,574)	4,276,932

Other income (expense):
Interest expense, net	(2,244,110)	(1,530,425)	(3,875,098)	(2,900,038)
Interest expense on related party debt	(78,846)	(75,010)	(156,825)	(155,500)
Unrealized (loss) gain on derivative instruments, net	(1,476,380)	1,387,391	490,007	1,051,432
Other income (expense)	813,356	67,661	908,006	(34,657)
Total other expense, net	(2,985,980)	(150,383)	(2,633,910)	(2,038,763)

Net (loss) income	(4,175,802)	633,995	(4,179,484)	2,238,169
(Income) loss attributable to non-controlling interests	(561,379)	(504,361)	789,146	(911,431)
Net (loss) income attributable to Pangaea Logistics Solutions Ltd.	$(4,737,181)	$129,634	$(3,390,338)	$1,326,738

(Loss) earnings per common share:
Basic	$(0.13)	$—	$(0.10)	$0.04
Diluted	$(0.13)	$—	$(0.10)	$0.04

Weighted average shares used to compute (loss) earnings
per common share
Basic	35,539,186	35,150,453	35,411,060	35,140,332
Diluted	35,539,186	35,337,290	35,411,060	35,269,824

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$29,436,482	$22,322,949
Restricted cash	4,000,000	6,100,000
Accounts receivable (net of allowance of $4,283,826 at June 30, 2017 and $4,752,265 at December 31, 2016)	26,653,536	20,476,797
Bunker inventory	14,944,785	13,202,937
Advance hire, prepaid expenses and other current assets	9,931,653	6,441,583
Total current assets	84,966,456	68,544,266

Fixed assets, net	293,793,460	275,265,672
Investments in newbuildings in-process	—	18,383,964
Vessels under capital lease	30,576,925	—
Total assets	$409,336,841	$362,193,902

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$29,342,760	$23,231,179
Related party debt	6,850,173	15,972,147
Deferred revenue	6,905,467	6,422,982
Current portion of secured long-term debt	18,343,971	19,627,846
Current portion of capital lease obligations	1,733,509	—
Dividend payable	12,624,825	12,624,825
Total current liabilities	75,800,705	77,878,979

Secured long-term debt, net	117,689,641	107,637,851
Obligations under capital lease	25,921,758	—

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 41,197,404 shares issued and outstanding at June 30, 2017; 36,590,417 shares issued and outstanding at December 31, 2016	4,120	3,659
Additional paid-in capital	148,888,160	133,677,321
Accumulated deficit	(20,799,954)	(17,409,579)
Total Pangaea Logistics Solutions Ltd. equity	128,092,326	116,271,401
Non-controlling interests	61,832,411	60,405,671
Total stockholders' equity	189,924,737	176,677,072
Total liabilities and stockholders' equity	$409,336,841	$362,193,902

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
Operating activities
Net (loss) income	$(4,179,484)	$2,238,169
Adjustments to reconcile net (loss) income to net cash provided by operations:
Depreciation and amortization expense	7,653,507	7,044,052
Amortization of deferred financing costs	368,387	354,431
Amortization of prepaid rent	60,969	—
Unrealized loss (gain) on derivative instruments	(490,007)	(1,051,432)
(Gain) loss from equity method investee	(194,612)	30,380
(Recovery of) provision for doubtful accounts	(10,356)	931,962
Loss on sale and leaseback of vessel	9,134,908	—
Share-based compensation	677,936	176,068
Change in operating assets and liabilities:
Decrease in restricted cash	—	500,000
Accounts receivable	(6,166,383)	4,205,465
Bunker inventory	(1,741,848)	(900,310)
Advance hire, prepaid expenses and other current assets	(3,343,536)	(1,082,336)
Drydocking costs	(754,120)	(42,478)
Accounts payable, accrued expenses and other current liabilities	6,853,566	(2,319,659)
Deferred revenue	482,485	(99,238)
Net cash provided by operating activities	8,351,412	9,985,074

Investing activities
Purchase of vessels	(46,846,313)	(402,432)
Purchase of building and equipment	(16,775)	(30,000)
Purchase of non-controlling interest in consolidated subsidiary	(832,572)	—
Net cash used in investing activities	(47,695,660)	(432,432)

Financing activities
Payments of related party debt	—	(2,500,946)
Proceeds from long-term debt	25,000,000	1,096,000
Payments of financing and issuance costs	(876,542)	(34,425)
Payments of long-term debt	(15,723,929)	(13,110,553)
Proceeds from sale and leaseback of vessel	28,000,000	—
Payments of capital lease obligations	(344,733)	—
Decrease in restricted cash	2,100,000	—
Proceeds from private placement of common stock, net of issuance costs	8,302,985	—
Accrued common stock dividends paid	—	(100,000)
Net cash provided by (used in) financing activities	46,457,781	(14,649,924)

Net increase (decrease) in cash and cash equivalents	7,113,533	(5,097,282)
Cash and cash equivalents at beginning of period	22,322,949	37,520,240
Cash and cash equivalents at end of period	$29,436,482	$32,422,958

Supplemental cash flow information
Cash paid for interest	$3,022,756	$2,381,513
Extinguishment of related party loan	$9,278,800	$—

Pangaea Logistics Solutions Ltd.
Reconciliation of (Loss) Income from Operations to Adjusted EBITDA and Earnings per Share to Adjusted Earnings per Share

	Three Months Ended June 30,
	2017	2016
Adjusted EBITDA (in millions)
(Loss) income from operations	(1,189,822)	784,378
Depreciation and amortization	3,711,712	3,528,596
Loss on sale and leaseback of vessel	4,915,044	—
Adjusted EBITDA	$7,436,934	$4,312,974

Adjusted EPS
Earnings per share - basic	$(0.13)	$—
Non-GAAP Adjustments:
Add: loss on sale and leaseback of vessel, per share	0.14	—
Adjusted EPS	$0.01	$—

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP Adjusted EBITDA and Adjusted EPS. These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Adjusted EBITDA and Adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Adjusted EPS represents earnings per share before loss on sale and leaseback of vessel and loss on impairment of vessels, when applicable.

There are limitations related to the use of Adjusted EBITDA and Adjusted EPS versus loss or income from operations and EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of Adjusted EBITDA and Adjusted EPS used here are not comparable to EBITDA and EPS.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.